                                                                    EXHIBIT 4(b)
                        TEXAS UTILITIES ELECTRIC COMPANY

                             OFFICER'S CERTIFICATE


     Robert S. Shapard, the Treasurer of Texas Utilities Electric Company (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated May 7, 1997, and Sections 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of August 1, 1997 (the "Indenture") that:

     1. The securities of the first series to be issued under the Indenture shall be designated "7.17% Debentures due August 1, 2007" (the "Debentures of the First Series"). All capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

     2. The Debentures of the First Series shall be limited in aggregate principal amount to $300,000,000 at any time Outstanding, except as contemplated in Section 301(b) of the Indenture;

     3. The Debentures of the First Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on August 1, 2007;

     4. The Debentures of the First Series shall bear interest from August 18, 1997, at the rate of 7.17% per annum payable semi-annually on February 1 and August 1 of each year (each, an "Interest Payment Date") commencing February 1, 1998. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Debentures of the First Series will accrue from August 18, 1997 but if interest has been paid on such Debentures of the First Series, then from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), with the same force and effect as if made on such Interest Payment Date;

     5. Each installment of interest on a Debenture of the First Series shall be payable to the Person in whose name such Debenture of the First Series is registered at the close of business on the day preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Debentures of the First Series; provided, however, that if the Debentures of the First Series are not held by a securities depositary, the Regular Record Date shall be the 15th day of the calendar month next preceding the corresponding Interest Payment Date. Any installment of interest on the Debentures of the First Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Debentures of the First Series on such Regular Record Date, and may be paid to the Persons in whose name the Debentures of the First Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Debentures of the First Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the First Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

     6. The principal and each installment of interest on the Debentures of the First Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Debentures of the First Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. Notices and demands to or upon the Company in respect of the Debentures of the First Series may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates any such office or agency and such agent. The Trustee will be the Security Registrar and the Paying Agent for the Debentures of the First Series;

     7. The Debentures of the First Series will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Debentures of the First Series, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus, in each case, accrued interest on the principal amount thereof to the Redemption Date.

          "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures of the First Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures of the First Series. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

          "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Lehman Brothers, Inc. and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York city (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

          Notice of any redemption of Debentures of the First Series will be mailed at least 30 days but no more than 60 days before the Redemption Date to each holder of Debentures of the First Series to be redeemed.

          Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Debentures of the First Series or portions thereof called for redemption.

          The Company shall deliver to the Trustee before any Redemption Date for Debentures of the First Series its calculation of the Redemption Price applicable to such redemption. Except with respect to the obligations of the Trustee expressly set forth in the foregoing definitions of "Comparable Treasury Issue" and "Comparable Treasury Price," the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Redemption Price of the Debentures of the First Series.

          In lieu of stating the Redemption Price, notices of redemption of Debentures of the First Series shall state substantially the following: "The Redemption Price of the Debentures to be redeemed shall equal the greater of (i) 100% of the principal amount of such Debentures, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 10 basis points."

          Except as provided herein, Article Four of the Indenture shall apply to redemptions of Debentures of the First Series.

     8. The Debentures of the First Series will be originally issued in global form payable to Cede & Co. and will, unless and until the Debentures of the First Series are exchanged in whole or in part for certificated Debentures of the First Series registered in the names of various beneficial holders thereof (in accordance with the conditions set forth in the legend appearing in the form of the Debentures of the First Series, hereto attached as Exhibit A), contain restrictions on transfer, substantially as described in such form;

     9. No service charge shall be made for the registration of transfer or exchange of the Debentures of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

     10. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the First Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said
          Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

               (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the First Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section
          701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the First Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

               (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Debentures of the First

          Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

     11. The Debentures of the First Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

     12. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the First Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

     13. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

     14. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with; and

     15. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the First Series requested in the accompanying Company Order have been complied with.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate this 18th day of August, 1997.



                                        /s/ Robert S. Shapard
                                        ---------------------------------------
                                                   Robert S. Shapard
                                           Treasurer and Assistant Secretary

NO._______________
CUSIP NO.__________

                                                                       EXHIBIT A

                          [FORM OF FACE OF DEBENTURE]



                 [(SEE LEGEND AT THE END OF THIS SECURITY FOR
             RESTRICTIONS ON TRANSFERABILITY AND CHANGE OF FORM)]

                       TEXAS UTILITIES ELECTRIC COMPANY

                      7.17% DEBENTURES DUE AUGUST 1, 2007

     TEXAS UTILITIES ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to [Cede & Co.] or registered assigns, the principal sum of ____________________________________________________________________________
Dollars on August 1, 2007, and to pay interest on said principal sum, semi-annually on February 1 and August 1 of each year, commencing February 1, 1998, at the rate of 7.17% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this series will accrue from August 18, 1997, to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the day preceding such Interest Payment Date; provided, however, that if the Securities of this series are not held by a securities depositary, the Regular Record Date shall be the 15th day of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   TEXAS UTILITIES ELECTRIC COMPANY


                                   By:_______________________________________

ATTEST:


____________________________


                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION

Dated:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK, as Trustee


                                   By:_______________________________________
                                             Authorized Signatory

                        [FORM OF REVERSE OF DEBENTURE]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1997 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on August 18, 1997 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000.

          The Securities of this series will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities of this series, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus, in each case, accrued interest on the principal amount thereof to the Redemption Date.

          "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities of this series. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations actually obtained by the Trustee for such Redemption Date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any

          Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

          "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Lehman Brothers, Inc. and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York city (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

          Notice of any redemption will be mailed at least 30 days but no more than 60 days before the Redemption Date to each holder of Securities of this series to be redeemed.

          Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain restrictive provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                    [LEGEND

     Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Corporate Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the "Depositary"), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to beneficial owners. Any such exchange shall be made upon receipt by the Trustee of a Company Order therefor and certificated Securities of this series shall be registered in such names and in such denominations as shall be certified to the Company and the Trustee by the Depositary.]